Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS THIRD QUARTER 2026 RESULTS

Third Quarter 2026 Highlights
•Consolidated net sales of $633.6 million, an increase of 9% to the prior year
•Net sales increased across all three segments: 5% in Water Systems, 15% in Energy Systems, and 15% in Distribution
•Operating income was $86.5 million, an increase of 2% to the prior year, with operating margin of 13.7%; Adjusted operating income2 was $95.4 million
•GAAP fully diluted earnings per share (EPS) was $1.35, an increase of 265%; Adjusted diluted EPS1 was $1.50, an increase of 15%

Fort Wayne, IN – October 28, 2026 – Franklin Electric Co., Inc. today announced its third quarter financial results for fiscal year 2026.

Third quarter 2026 net sales were $633.6 million compared to third quarter 2025 net sales of $581.7 million. Third quarter 2026 operating income was $86.5 million, compared to third quarter 2025 operating income of $85.1 million. Third quarter 2026 diluted EPS was $1.35, compared to third quarter 2025 EPS of $0.37. Third quarter adjusted diluted EPS1 was $1.50, compared to 2025 third quarter adjusted diluted EPS1 of $1.31.

1 – Adjusted diluted EPS is a non-GAAP measure. Please refer to our Note Regarding Non-GAAP Financial Measures below for further explanation as well as the final page of this release for a reconciliation of non-GAAP measures to the appropriate GAAP measure.

“Our team delivered strong third quarter revenue growth through a combination of favorable pricing, contributions from recent acquisitions, and healthy customer activity across much of the portfolio. We were pleased with the early contribution from Cat Pumps as our teams remain focused on executing our integration playbook while serving customers at a high level,” commented Joe Ruzynski, Franklin Electric’s CEO.

“Although we experienced margin pressure from higher material and freight costs, we continue to see encouraging order trends and strong customer engagement across many of our businesses. We remain focused on disciplined pricing, productivity initiatives, and operational execution throughout our global manufacturing and distribution network. With a diversified portfolio, strong balance sheet, and multiple opportunities to drive growth, we believe Franklin Electric is well positioned to continue creating long-term value for shareholders.”

Segment Summaries

Water Systems net sales were $352.5 million in the third quarter, an increase of $15.9 million or 5 percent compared to the third quarter of 2025. The incremental sales were driven by the sales impact of recent acquisitions, favorable foreign exchange, and price realization. Water Systems operating income in the third quarter of 2026 was $58.9 million, a decrease of 2 percent over third quarter 2025 operating income of $60.2 million. Water Systems had $0.3 million of restructuring expenses and $0.8 million in acquisition-related costs and impact of selling acquired inventory after markup to fair value as part of acquisition accounting in the third quarter with adjusted operating income2 of $60.0 million, a decrease of 2 percent over the third quarter of 2025 adjusted operating income2 of $61.3 million.

Distribution net sales were $226.1 million, an increase of $28.8 million or 15 percent compared to the third quarter of 2025. Sales increases were driven by higher volumes, the incremental sales impact of recent acquisitions, and price realization. The Distribution segment operating income in the third quarter 2026 was $20.6 million, an increase of 26 percent over third quarter 2025 operating income of $16.3 million.

Energy Systems net sales were $91.7 million in the third quarter 2026, an increase of $11.7 million or 15 percent compared to the third quarter 2025. Sales increases were driven by the sales impact of recent acquisitions, higher price realization and volumes. Energy Systems operating income in the third quarter of 2026 was $23.7 million compared to the third quarter of 2025 operating income of $25.4 million. Energy Systems operating income in the third quarter of 2026 included $4.7 million acquisition-related costs and $3.1 million impact of marking up acquired inventory to fair value as part of acquisition accounting compared to $0.0 million in the third quarter of 2025. Energy Systems adjusted operating income2 was $31.5 million, an increase of 24 percent over the third quarter of 2025 adjusted operating income2 of $25.4 million.

2 – Adjusted operating income is a non-GAAP measure. Please refer to our Note Regarding Non-GAAP Financial Measures below for further explanation as well as the final page of this release for a reconciliation of non-GAAP measures to the appropriate GAAP measure.

2026 Guidance

The Company is raising its guidance for full year 2026 net sales to be in the range of $2.23 billion to $2.30 billion and full year 2026 Adjusted Diluted EPS to be in the range of $4.62 to $4.82.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The third quarter 2026 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/2cri4qog

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register-conf.media-server.com/register/BI65124cd28e0e48ae8f14b2d2dacabc1c

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Wednesday, October 28, 2026, through 9:00 am ET on Wednesday, November 4, 2026, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, changes in tariffs or the impact of any such changes on the Company’s financial results, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that the non-GAAP financial measure Adjusted Diluted EPS and Adjusted Operating Income provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to and not as an alternative for the company’s reported results prepared in accordance with GAAP. In addition, not all companies use identical calculations for Adjusted Diluted EPS and Adjusted Operating Income; therefore, Adjusted Diluted EPS and Adjusted Operating Income included in this release may not be comparable to similarly titled measures of other companies. Adjusted Diluted EPS and Adjusted Operating Income are defined and reconciled to what management believes to be the most comparable GAAP measures in a schedule at the end of this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measure.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2025, Most Trustworthy Companies 2025, and Greenest Companies 2025.

Franklin Electric Contact:
Jennifer Wolfenbarger / Dean Cantrell
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Third Quarter Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net sales	$633,615	$581,714	$1,756,932	$1,624,395

Cost of sales	409,582	373,010	1,127,325	1,039,962

Gross profit	224,033	208,704	629,607	584,433

Selling, general, and administrative expenses	137,249	123,474	392,349	366,638

Restructuring expense	270	112	4,548	435

Legal settlement loss	—	—	4,512	—

Operating income	86,514	85,118	228,198	217,360

Interest expense	(4,687)	(3,496)	(10,522)	(8,100)
Other income (expense), net	1,231	(165)	2,202	514
Foreign exchange expense, net	(2,266)	(2,673)	(4,388)	(8,514)
Pension settlement loss	—	(55,251)	—	(55,251)

Income before income taxes	80,792	23,533	215,490	146,009

Income tax expense	19,745	6,329	53,647	36,868

Net income	$61,047	$17,204	$161,843	$109,141

Less: Net income attributable to noncontrolling interests	(398)	(466)	(1,122)	(1,301)

Net income attributable to Franklin Electric Co., Inc.	$60,649	$16,738	$160,721	$107,840

Earnings per share:
Basic	$1.37	$0.37	$3.62	$2.38
Diluted	$1.35	$0.37	$3.58	$2.35

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	September 30, 2026	December 31, 2025
ASSETS

Cash and cash equivalents	$159,103	$99,662
Receivables (net)	356,081	247,511
Inventories	625,208	552,981
Other current assets	68,452	58,472
Total current assets	1,208,844	958,626

Property, plant, and equipment, net	279,875	252,164
Lease right-of-use assets, net	74,730	67,867
Goodwill and other assets	1,075,282	665,728
Total assets	$2,638,731	$1,944,385

LIABILITIES AND EQUITY

Accounts payable	$215,165	$174,954
Accrued expenses and other current liabilities	156,536	116,747
Current lease liability	20,425	20,518
Current maturities of long-term debt and short-term borrowings	127,181	31,827
Total current liabilities	519,307	344,046

Long-term debt	433,463	135,184
Long-term lease liability	53,061	46,481
Deferred income taxes	88,848	39,275
Employee benefit plans	18,410	22,833
Other long-term liabilities	75,454	29,541

Redeemable noncontrolling interest	1,875	1,657

Total equity	1,448,313	1,325,368
Total liabilities and equity	$2,638,731	$1,944,385

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
(In thousands)
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$161,843	$109,141
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	53,112	46,258
Pension settlement loss, net of tax	—	41,693
Non-cash lease expense	17,197	16,279
Share-based compensation	10,935	10,341
Other	171	4,188
Changes in assets and liabilities:
Receivables	(95,089)	(34,660)
Inventory	(15,578)	(45,036)
Accounts payable and accrued expenses	36,053	873
Operating leases	(17,571)	(16,300)
Income taxes-U.S. Tax Cuts and Jobs Act	—	(4,837)
Payment related to a supplier agreement	(29,300)	—
Other	17,425	6,747

Net cash flows from operating activities	139,198	134,687

Cash flows from investing activities:
Additions to property, plant, and equipment	(34,385)	(29,820)
Proceeds from sale of property, plant, and equipment	1,561	2,578
Acquisitions and investments	(385,157)	(109,948)
Other investing activities	39	73

Net cash flows from investing activities	(417,942)	(137,117)

Cash flows from financing activities:
Net change in debt	394,090	55,721
Payment of debt issuance costs	(155)	(974)
Proceeds from issuance of common stock	6,156	3,991
Purchases of common stock	(24,894)	(129,415)
Dividends paid	(37,287)	(37,184)
Deferred payments for acquisitions	(1,696)	(4,300)

Net cash flows from financing activities	336,214	(112,161)

Effect of exchange rate changes on cash and cash equivalents	1,971	(3,022)
Net change in cash and cash equivalents	59,441	(117,613)
Cash and cash equivalents at beginning of period	99,662	220,540
Cash and cash equivalents at end of period	$159,103	$102,927

Key Performance Indicators: Net Sales Summary

	Net Sales For the Second Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy	Distribution	Other/Elims	Consolidated
Q3 2025	$200.6	$55.4	$57.5	$23.1	$336.6	$80.0	$197.3	$(32.2)	$581.7
Q3 2026	$214.0	$56.1	$55.0	$27.4	$352.5	$91.7	$226.1	$(36.7)	$633.6
Change	$13.4	$0.7	$(2.5)	$4.3	$15.9	$11.7	$28.8	$(4.5)	$51.9
% Change	7%	1%	(4)%	19%	5%	15%	15%		9%

Foreign currency translation *	$(0.4)	$3.8	$0.3	$0.8	$4.5	$(0.3)	$—		$4.2
% Change	—%	7%	1%	3%	1%	—%	—%		1%

Acquisitions	$8.3	$—	$1.4	$—	$9.7	$7.7	$7.4		$24.8
% Change	4%	—%	2%	—%	3%	10%	4%		4%

Volume/Price	$5.5	$(3.1)	$(4.3)	$3.5	$1.6	$4.3	$21.4	$(4.5)	$22.8
% Change	3%	(6)%	(7)%	15%	—%	5%	11%	14%	4%

*The Company has presented local currency price increases used to offset currency devaluation in the highly inflationary economies of Argentina and Turkey within the foreign currency translation, net row above.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Third Quarter 2026
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$58.9	$23.7	$20.6	$(16.7)	$86.5
% Operating Income To Net Sales	16.7%	25.8%	9.1%		13.7%

Operating Income and Margins
(in millions)	For the Third Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$60.2	$25.4	$16.3	$(16.8)	$85.1
% Operating Income To Net Sales	17.9%	31.8%	8.3%		14.6%

Reconciliation of Non-GAAP Financial Measure: Adjusted Diluted EPS

	For the Third Quarter
	2026	2025	Change
Diluted Earnings per Share "EPS" (as reported - US GAAP)	$1.35	$0.37	265%
Restructuring	$0.01	$—
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	$0.07	$0.01
Acquisition Related Expense	$0.07	$—
Pension Settlement Loss	$—	$0.93
Adjusted Diluted EPS (non-GAAP)	$1.50	$1.31	15%

Reconciliation of Non-GAAP Financial Measure: Adjusted Operating Income

Operating Income and Adjusted
(in millions)	For the Third Quarter 2026
	Water	Energy	Distribution	Other/Elims	Consolidated
GAAP Operating Income / (Loss)	$58.9	$23.7	$20.6	$(16.7)	$86.5
Restructuring	$0.3	$—	$—	$—	$0.3
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	$0.5	$3.1	$—	$—	$3.6
Acquisition Related Expense	$0.3	$4.7	$—	$—	$5.0
Non-GAAP Adjusted Operating Income / (Loss)	$60.0	$31.5	$20.6	$(16.7)	$95.4

Operating Income and Adjusted
(in millions)	For the Third Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
GAAP Operating Income / (Loss)	$60.2	$25.4	$16.3	$(16.8)	$85.1
Restructuring	$0.1	$—	$—	$—	$0.1
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	$1.0	$—	$—	$—	$1.0
Acquisition Related Expense	$—	$—	$—	$—	$—
Non-GAAP Adjusted Operating Income / (Loss)	$61.3	$25.4	$16.3	$(16.8)	$86.2